Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	January 28, 2022		716-687-4225

MOOG INC. REPORTS FIRST QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended January 1, 2022.

First Quarter Highlights

•Sales of $724 million were up 6% from a year ago;
•GAAP diluted earnings per share of $1.44;
•Portfolio shaping activities, primarily related to the divestiture of the NAVAIDS business, contributed a $0.33 net gain;
•Non-GAAP diluted adjusted earnings per share of $1.11 were in line with the company’s guidance of 90 days ago;
•GAAP operating margins of 11.1% with adjusted operating margins of 9.1%;
•$157 million GAAP cash flow from operating activities;
•Amended the securitization facility such that certain receivables, up to $100 million, may be derecognized from the balance sheet; $90 million was derecognized as of the end of Q1;
•$68 million adjusted cash flow from operating activities;
•GAAP effective tax rate of 24.7% and adjusted effective tax rate of 24.0%; and
•Today announced a 4% increase in the quarterly dividend, to $0.26.

Segment Results

Aircraft Controls segment revenues in the quarter were $303 million, 6% higher year over year. Commercial aircraft revenues were $117 million, a 45% increase from a year ago. Sales to commercial OEM customers were up 47%. Commercial aftermarket sales increased 38% on repair and overhaul activity, particularly on the 787 aircraft.

Military aircraft sales were $186 million, down 10% year over year. Military OEM sales were down 9%, to $136 million, tied to lower foreign military sales and lower F-35 Joint Strike Fighter sales. Military aftermarket sales were 12% lower, on weaker sales across multiple programs.

Space and Defense segment revenues were $208 million, an increase of 10% from last year. Space sales were up 13%, to $88 million, the result of increased sales for space vehicles and avionics. Defense sales of $120 million increased 9% year over year. Sales of the RIwP® turret were very strong and offset a decrease in sales of tactical missile components.

Industrial Systems segment sales in the quarter were $213 million, up 2% from a year ago. Energy sales were up 10%, the result of strengthening oil prices and associated offshore exploration activity. Sales of simulation and test products were 10% higher, tied to test projects in China. Sales of products for industrial automation applications increased 7%, with strength seen across the core portfolio. Medical product sales were down 12% compared to a very strong quarter a year ago.

Consolidated 12-month backlog was $2.2 billion, up 14% from a year ago.

Exhibit 99.1

“It was a solid quarter for our business, in line with our guidance of 90 days ago,” said John Scannell, Chairman and CEO. “The emergence of the Omicron variant made this quarter more challenging than we had projected, but we still achieved our plan. We had an exciting quarter for program successes and product announcements tied to our organic investments. Overall, business sentiment in our markets remains positive and our outlook is optimistic for the remainder of the year.”

Fiscal 2022 Outlook

The Company updated its fiscal 2022 projections and adjusted figures provided 90 days ago.

•Forecasted sales of $3.0 billion;
•Forecasted GAAP diluted earnings per share of $5.83, and adjusted diluted earnings per share of $5.50, both plus or minus $0.20;
•Forecasted GAAP operating margins of 10.8% and adjusted operating margins of 10.3%;
•Forecasted cash flow from operating activities of $338 million and adjusted cash flow from operating activities of $238 million; and
•Forecasted GAAP effective tax rate of 25.5% and adjusted effective tax rate of 25.4%.

In conjunction with today’s release, Moog will host a conference call today beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

About Moog
Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement
Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

COVID-19 PANDEMIC RISKS
•We face various risks related to health pandemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers.

STRATEGIC RISKS
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;
•Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Exhibit 99.1
MARKET CONDITION RISKS
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company or Lockheed Martin as a customer or a significant reduction in sales to either company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

OPERATIONAL RISKS
•Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

FINANCIAL RISKS
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;
•The phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

LEGAL AND COMPLIANCE RISKS
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us; and
•Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

GENERAL RISKS
•Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended
	January 1, 2022	January 2, 2021
Net sales	$724,086	$683,954
Cost of sales	529,706	494,311
Inventory write-down	1,500	—
Gross profit	192,880	189,643
Research and development	27,708	28,008
Selling, general and administrative	111,797	99,603
Interest	7,982	8,420
(Gain) loss on sale of business	(16,146)	—
Other	116	3,241
Earnings before income taxes	61,423	50,371
Income taxes	15,158	12,529
Net earnings	$46,265	$37,842

Net earnings per share
Basic	$1.44	$1.18
Diluted	$1.44	$1.17

Average common shares outstanding
Basic	32,057,399	32,074,873
Diluted	32,188,158	32,237,212

Exhibit 99.1
Results shown in the previous table include impacts associated with the gain on the sale of our Navigation Aids business, as well as inventory write-down charges related to portfolio shaping activities. The table below adjusts the income taxes, net earnings and diluted net earnings per share to exclude these impacts. While management believes that these non-GAAP financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share are as follows:

	Three Months Ended
	January 1, 2022	January 2, 2021
As Reported:
Earnings before income taxes	$61,423	$50,371
Income taxes	15,158	12,529
Effective income tax rate	24.7%	24.9%
Net earnings	46,265	37,842
Diluted net earnings per share	$1.44	$1.17

(Gain) Loss on Sale of Business:
Earnings before income taxes	$(16,146)	$—
Income taxes	(4,273)	—
Net earnings	(11,873)	—
Diluted net earnings per share	$(0.37)	$—

Inventory Write-down:
Earnings before income taxes	$1,500	$—
Income taxes	354	—
Net earnings	1,146	—
Diluted net earnings per share	$0.04	$—

As Adjusted:
Earnings before income taxes	$46,777	$50,371
Income taxes	11,239	12,529
Effective income tax rate	24.0%	24.9%
Net earnings	35,538	37,842
Diluted net earnings per share	$1.11	$1.17
The diluted net earnings per share associated with the adjustments have been calculated using the quarterly average outstanding shares in the period in which the adjustments occurred.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	January 1, 2022	January 2, 2021
Net sales:
Aircraft Controls	$303,317	$286,774
Space and Defense Controls	207,856	188,162
Industrial Systems	212,913	209,018
Net sales	$724,086	$683,954
Operating profit:
Aircraft Controls	$41,915	$27,922
	13.8%	9.7%
Space and Defense Controls	21,299	23,046
	10.2%	12.2%
Industrial Systems	17,191	19,898
	8.1%	9.5%
Total operating profit	80,405	70,866
	11.1%	10.4%
Deductions from operating profit:
Interest expense	7,982	8,420
Equity-based compensation expense	2,658	2,502
Non-service pension expense	1,485	920
Corporate and other expenses, net	6,857	8,653
Earnings before income taxes	$61,423	$50,371

Exhibit 99.1
Operating Profit and Margins - as adjusted are as follows:

	Three Months Ended
	January 1, 2022	January 2, 2021
Aircraft Controls operating profit - as reported	$41,915	$27,922
(Gain) loss on sale of business	(16,146)	—
Aircraft Controls operating profit - as adjusted	$25,769	$27,922
	8.5%	9.7%

Space and Defense Controls operating profit - as reported	$21,299	$23,046
Inventory write-down	1,500	—
Space and Defense Controls operating profit - as adjusted	$22,799	$23,046
	11.0%	12.2%

Industrial Systems operating profit - as reported and adjusted	$17,191	$19,898
	8.1%	9.5%

Total operating profit - as adjusted	$65,759	$70,866
	9.1%	10.4%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	January 1, 2022	October 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$105,205	$99,599
Restricted cash	1,521	1,315
Receivables, net	891,588	945,929
Inventories, net	597,444	613,095
Prepaid expenses and other current assets	63,711	58,842
Total current assets	1,659,469	1,718,780
Property, plant and equipment, net	663,498	645,778
Operating lease right-of-use assets	62,657	60,355
Goodwill	842,042	851,605
Intangible assets, net	102,220	106,095
Deferred income taxes	18,239	17,769
Other assets	36,480	32,787
Total assets	$3,384,605	$3,433,169
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$367	$80,365
Accounts payable	178,158	200,602
Accrued compensation	90,965	112,703
Contract advances	367,873	263,686
Accrued liabilities and other	207,375	212,005
Total current liabilities	844,738	869,361
Long-term debt, excluding current installments	775,262	823,355
Long-term pension and retirement obligations	161,285	162,728
Deferred income taxes	74,352	64,642
Other long-term liabilities	104,545	112,939
Total liabilities	1,960,182	2,033,025
Shareholders’ equity
Common stock - Class A	43,803	43,803
Common stock - Class B	7,477	7,477
Additional paid-in capital	518,857	509,622
Retained earnings	2,276,082	2,237,848
Treasury shares	(1,023,086)	(1,007,506)
Stock Employee Compensation Trust	(82,721)	(79,776)
Supplemental Retirement Plan Trust	(66,094)	(63,764)
Accumulated other comprehensive loss	(249,895)	(247,560)
Total shareholders’ equity	1,424,423	1,400,144
Total liabilities and shareholders’ equity	$3,384,605	$3,433,169

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	January 1, 2022	January 2, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$46,265	$37,842
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	19,290	18,647
Amortization	3,402	2,841
Deferred income taxes	7,895	(139)
Equity-based compensation expense	2,658	2,502
(Gain) loss on sale of business	(16,146)	—
Inventory write-down	1,500	—
Other	699	1,544
Changes in assets and liabilities providing (using) cash:
Receivables	38,941	3,664
Inventories	7,179	(4,058)
Accounts payable	(20,833)	(7,510)
Contract advances	105,548	29,712
Accrued expenses	(26,914)	6,989
Accrued income taxes	5,173	8,831
Net pension and post retirement liabilities	4,501	5,022
Other assets and liabilities	(21,973)	(11,792)
Net cash provided by operating activities	157,185	94,095
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(77,708)
Purchase of property, plant and equipment	(37,059)	(20,309)
Other investing transactions	37,336	1,604
Net cash provided (used) by investing activities	277	(96,413)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	215,200	271,700
Payments on revolving lines of credit	(263,476)	(235,700)
Proceeds from long-term debt	—	25,100
Payments on long-term debt	(80,060)	(27,586)
Payments on finance lease obligations	(505)	(488)
Payment of dividends	(8,031)	(8,010)
Proceeds from sale of treasury stock	2,144	—
Purchase of outstanding shares for treasury	(16,657)	(11,674)
Proceeds from sale of stock held by SECT	2,075	274
Purchase of stock held by SECT	(2,275)	(655)
Net cash provided (used) by financing activities	(151,585)	12,961
Effect of exchange rate changes on cash	(65)	2,619
Increase in cash, cash equivalents and restricted cash	5,812	13,262
Cash, cash equivalents and restricted cash at beginning of period	100,914	85,072
Cash, cash equivalents and restricted cash at end of period	$106,726	$98,334